UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 24, 2014

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3637 4th Street North, 330 Saint Petersburg, Florida	33704
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 474-1816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events.

FutureWorld Corp. (“we”, “us” “our”) issues the following updates;

1-	We have filed with FINRA on the URVape dividend procedure and are in communication to complete all the documentation requested. Currently we are in the process of management and board member appointments for the Company. On the product level, we are sold out of the URVape v.1 inventory and are in the process of producing URVape v.2 with distinctive technical design unique in the industry. All URVape v.2 will come filled with unique oils such as CBD, CBD2 (high grade), Mineral oils, Vitamin oils.

2-	After months of diligent research we have internally approved sourcing for high grade CBD oil. The CBD oil will be tested and processed through CB Scientific. The CDB oil will be sold on the CB Scientific website and distributed through established channels, alongside URVape v.2. CB Scientific will also supply wholesalers in the United States and other countries. We expect to process up to 100KG (or more) of CBD oil in a calendar year. According to Project CDB, CBD potent oil may provide support for a whole host of conditions such as chronic pain, epilepsy, diabetes, or other disorders like ADHD and Parkinson's disease.

3-	HempTech is in the process of accepting applicants for development of pilot-program of its SmartSense, SmartNergy and CaNNaLyTiX. HempTech has received interest from big grows in the United States pertaining to SmartNergy and CaNNaLyTiX. We expect a great year ahead for HempTech’s advancement of its state-of-the-art technologies.

4-	CB Scientific is getting a great fanfare due to its innovation of the “PersonalAnalytics” for THC and CBD. We estimate to be out of inventory by the end of this quarter and have record sales by end of this year.

5-	We have been in the process of up list to OTCBB through a Market Maker for the past few weeks. We hope to have everything finalized by the beginning of the next quarter.
6-	Corporate wide, we have initiated extensive marketing campaign in the state of Florida to the potential nurseries and grows. We expect the coming vote to be overwhelmingly in favor of the Medical Marijuana initiative.

7-	Lastly, we are looking into lease backs of properties for the Grows, starting in Colorado. Lease backs will include exclusive use of HempTech propriety technology for the Grows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated: September 24, 2014